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                                                                    EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated April 26, 1996 on the combined financial statements of Brennan, Martell and Mirmelli, M.D.'s, P.A. and Allergy and Asthma Institute of South Florida, P.A. for the year ended February 29, 1996 included in Vivra Incorporated's Form 8-K and to all references to our Firm included in this registration statement.

                                                         ARTHUR ANDERSEN LLP

Miami, Florida
October 4, 1996